UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2021

Ring Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36057	90-0406406
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1725 Hughes Landing Blvd. Suite 900

The Woodlands, TX 77380

(Address of Principal Executive Offices)

(281) 397-3699

Registrant’s Telephone Number, Including Area Code

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Change in Registrant’s Certifying Accountant

(a)	The Audit Committee (the “Audit Committee”) of the Board of Directors of Ring Energy, Inc. (the “Company”) has conducted a review process to select a firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The Audit Committee reviewed several firms during this process. On March 25, 2021, after review of the independent registered public accounting firms, the Audit Committee made the decision to change the Company’s independent registered public accounting firm and dismissed Eide Bailly LLP (“Eide Bailly”) as the Company’s independent registered public accounting firm. The audit reports of Eide Bailly on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2020 and 2019 and the subsequent period through March 25, 2021, there were (1) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Eide Bailly on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Eide Bailly’s satisfaction, would have caused Eide Bailly to make reference thereto in its reports, and (2) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Eide Bailly with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company has requested Eide Bailly to furnish the Company with a letter addressed to the SEC stating whether or not Eide Bailly agrees with the statements made above by the Company.  A copy of Eide Bailly’s letter, dated March 26, 2021, is filed herewith as Exhibit 16.1 and is incorporated herein by reference.

(b)	On March 25, 2021, the Audit Committee made the decision to engage Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, subject to execution of an engagement letter.

During the fiscal years ended December 31, 2020 and 2019, and through March 25, 2021, neither the Company nor anyone on its behalf has consulted with GT regarding: (1) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that  might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that GT concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; (2) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (3) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description

16.1	Letter from Eide Bailly LLP dated March 26, 2021 to the SEC regarding statements included in the 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Ring Energy, Inc.

Dated: March 26, 2021	By:	/s/ Paul D. McKinney
Name: Paul D. McKinney
Title: Chief Executive Officer